UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 7, 2013

One Horizon Group, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-10822	25-1229323
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

Weststrasse 1, Baar
Switzerland		CH6340
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		011 41 41 760 5820

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02—DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(d ) On March 7, 2013, each of Nicholas Carpinello and Stephen Austin were appointed as directors of One Horizon Group, Inc. (“OHG”).

The Company’s board of directors does not have a separate audit committee, nominating committee or compensation committee. Given the small size of the Company’s board and the limited number of independent directors over the Company’s history, the board of directors has determined that it is appropriate for the entire board to act as each such committee. As a result, each of Messrs. Carpinello and Austin effectively will serve on each of the audit committee, nominating committee and compensation committee.

There is no transaction between OHG and either Mr. Carpinello or Austin since the beginning of OHG’s last fiscal year, or any currently proposed transaction, in which the amount involved exceeds $120,000, and in which any one of them had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE HORIZON GROUP, INC.

Date: March 8, 2013	By:	/s/ Martin Ward
Martin Ward Chief Financial Officer